UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) was held on December 15, 2010. The only proposal submitted to a vote of the Company’s shareholders at the meeting was the election of eight directors to the Company’s Board of Directors, each to serve for a term expiring at the Company’s 2011 Annual Meeting of Shareholders. The eight director nominees were elected by the Company’s shareholders by the following votes:

			Broker
	Votes	Votes	Non-
Director Nominee	For	Withheld	Votes
Alan B. Levan	233,777,250	11,094,868	0
Darwin Dornbush	234,927,153	9,944,965	0
Jarett S. Levan	234,900,715	9,971,403	0
Alan J. Levy	234,905,525	9,966,593	0
Joel Levy	233,793,986	11,078,132	0
William Nicholson	234,959,343	9,912,775	0
Neil Sterling	234,956,225	9,915,893	0
Seth M. Wise	234,958,713	9,913,405	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: December 16, 2010

By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer